Exhibit 99(1)

news release

AMERADA HESS CORPORATION	1185 Avenue of the Americas, N.Y., N.Y. 10036

FOR IMMEDIATE RELEASE

AMERADA HESS REPORTS RESULTS FOR THE SECOND QUARTER OF 2004

     New York, New York....July 28, 2004...Amerada Hess Corporation (NYSE: AHC) reported net income of $288 million for the second quarter of 2004 compared with income of $252 million for the second quarter of 2003. Net income in the second quarter of 2004 and 2003 includes income of $7 million and $189 million, respectively, from discontinued operations. The after-tax results by major operating activity in 2004 and 2003 are as follows:

	Three months ended		Six months ended
	June 30 (unaudited)		June 30 (unaudited)
	2004	2003	2004	2003
	(In millions, except per share amounts)
Exploration and production	$182	$88	$389	$207
Refining and marketing	160	46	272	183
Corporate	(24)	(27)	(26)	(47)
Interest expense	(37)	(44)	(73)	(91)

Income from continuing operations	281	63	562	252
Discontinued operations
Net gains from asset sales	—	175	—	116
Income from operations	7	14	7	53
Income from cumulative effect of accounting change	—	—	—	7

Net income	$288	$252	$569	$428

Income per share from continuing operations (diluted)	$2.77	$.71	$5.54	$2.84

Net income per share (diluted)	$2.84	$2.83	$5.61	$4.81

     Exploration and production earnings from continuing operations were $182 million in the second quarter of 2004 compared with $88 million in the second quarter of 2003. The Corporation’s oil and gas production, on a barrel-of-oil equivalent basis, was 351,000 barrels per day in the second quarter of 2004, a decrease of 7% from the second quarter of 2003. The decline in production was primarily due to asset sales and exchanges in 2003. In the second quarter of 2004, the Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $25.76 per barrel, an increase of $1.66 per barrel from the second quarter of 2003. The Corporation’s average United States natural gas selling price, including the effect of hedging, was $5.23 per Mcf in the second quarter of 2004, an increase of $1.14 per Mcf from the second quarter of 2003. Exploration and production earnings include an after-tax gain of $15 million in the second quarter of 2004 from the sale of a non-producing asset and after-tax charges of $6 million and $23 million in the second quarter of 2004 and 2003, respectively, for accrued severance and a reduction in leased office space in London.

     Refining and marketing earnings were $160 million in the second quarter of 2004 compared with $46 million in the second quarter of 2003. The increase principally reflects higher refining margins and increased utilization rates. Refining and marketing earnings in the second quarter of 2003 included a net loss of $20 million from the sale of the Corporation’s interest in a shipping joint venture.

     Capital expenditures in the second quarter of 2004 amounted to $372 million of which $357 million related to exploration and production activities. Capital expenditures in the second quarter of 2003 amounted to $367 million, including $339 million for exploration and production.

Consolidated Financial Information (unaudited)

	Three months ended June 30		Six months ended June 30
	2004	2003	2004	2003
	(In millions, except per share amounts)
Income Statement Information
Sales and other operating revenues	$3,803	$3,199	$8,291	$7,453

Income from continuing operations	$281	$63	$562	$252
Discontinued operations
Net gains from asset sales	—	175	—	116
Income from operations	7	14	7	53
Cumulative effect of accounting change	—	—	—	7

Net income	$288	$252	$569	$428

Income per share from continuing operations (diluted)	$2.77	$.71	$5.54	$2.84

Net income per share (diluted)	$2.84	$2.83	$5.61	$4.81

Weighted average number of shares (diluted)	101.4	89.0	101.5	89.1

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

		Second	Second	First
		Quarter	Quarter	Quarter
		2004	2003	2004
Line		(A)	(B)	(C)
No.
	Income Statement
	Revenues and Non-operating Income
1	Sales and other operating revenues	$3,803	$3,199	$4,488
	Non-operating income (expense)
2	Gain (loss) on asset sales	3	(9)	19
3	Equity in income of HOVENSA L.L.C.	97	15	51
4	Other	33	8	4

5	Total revenues and non-operating income	3,936	3,213	4,562

	Costs and Expenses
6	Cost of products sold	2,618	2,140	3,288
7	Production expenses	197	191	187
8	Marketing expenses	174	167	177
9	Exploration expenses, including dry holes and lease impairment	63	88	78
10	Other operating expenses	47	49	48
11	General and administrative expenses	96	106	76
12	Interest expense	60	77	57
13	Depreciation, depletion and amortization	239	270	226

14	Total costs and expenses	3,494	3,088	4,137

15	Income from continuing operations before income taxes	442	125	425
16	Provision for income taxes	161	62	144

17	Income from continuing operations	281	63	281
18	Discontinued operations	7	189	—

19	Net income	$288	$252	$281

20	Preferred stock dividends	12	—	12

21	Net income applicable to common stockholders	$276	$252	$269

	Segment Earnings Analysis
22	Exploration and production	$182	$88	$207
23	Refining and marketing	160	46	112
24	Corporate	(24)	(27)	(2)
25	Interest expense	(37)	(44)	(36)

26	Income from continuing operations	281	63	281
27	Discontinued operations	7	189	—

28	Net income	$288	$252	$281

29	Net Cash Provided by Operating Activities (*)	$438	$571	$394

	Capital Expenditures
30	Exploration and production	$357	$339	$352
31	Refining and marketing	15	28	12

32	Total capital expenditures	$372	$367	$364

	At End of Period
33	Total debt	$3,889	$4,642	$3,928

34	Stockholders’ equity	$5,567	$4,573	$5,489

(*) Includes changes in working capital.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

		First Half
		2004	2003
Line		(A)	(B)
No.
	Income Statement
	Revenues and Non-operating Income
1	Sales and other operating revenues	$8,291	$7,453
	Non-operating income
2	Gain on asset sales	22	39
3	Equity in income of HOVENSA L.L.C.	148	65
4	Other	37	19

5	Total revenues and non-operating income	8,498	7,576

	Costs and Expenses
6	Cost of products sold	5,906	5,228
7	Production expenses	384	382
8	Marketing expenses	351	337
9	Exploration expenses, including dry holes and lease impairment	141	194
10	Other operating expenses	95	100
11	General and administrative expenses	172	183
12	Interest expense	117	151
13	Depreciation, depletion and amortization	465	546

14	Total costs and expenses	7,631	7,121

15	Income from continuing operations before income taxes	867	455
16	Provision for income taxes	305	203

17	Income from continuing operations	562	252
18	Discontinued operations	7	169
19	Cumulative effect of change in accounting principle, net	—	7

20	Net income	$569	$428

21	Preferred stock dividends	24	—

22	Net income applicable to common stockholders	$545	$428

23	Net Cash Provided by Operating Activities	$832	$1,059

	Capital Expenditures
24	Exploration and production	$709	$660
25	Refining and marketing	27	49

26	Total capital expenditures	$736	$709

		June 30	December 31
		2004	2003
	Balance Sheet Information
27	Current assets	$3,296	$3,186
28	Investments	1,243	1,095
29	Property, plant and equipment — net	8,144	7,978
30	Other assets	1,863	1,724

31	Total assets	$14,546	$13,983

32	Current portion of long-term debt	$104	$73
33	Other current liabilities	3,066	2,596
34	Long-term debt	3,785	3,868
35	Deferred liabilities and credits	2,024	2,106
36	Stockholders’ equity excluding other comprehensive income (loss)	6,243	5,690
37	Accumulated other comprehensive income (loss)	(676)	(350)

38	Total liabilities and stockholders’ equity	$14,546	$13,983

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL OPERATING DATA
(IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

		Second	Second	First
		Quarter	Quarter	Quarter
		2004	2003	2004
		(A)	(B)	(C)
Line
No.	Operating Data
	Net Production Per Day
	Crude oil — barrels
1	United States	41	45	40
2	United Kingdom	77	96	78
3	Norway	27	24	27
4	Equatorial Guinea	27	24	22
5	Algeria	24	15	20
6	Denmark	23	23	22
7	Gabon	11	10	13
8	Azerbaijan	2	2	2
9	Indonesia	1	1	1

10	Total	233	240	225

	Natural gas liquids — barrels
11	United States	12	9	12
12	United Kingdom	4	8	6
13	Norway	1	1	1
14	Indonesia and Thailand	1	2	2

15	Total	18	20	21

	Natural gas — mcf
16	United States	160	264	183
17	United Kingdom	306	327	282
18	Norway	27	28	28
19	Denmark	25	28	23
20	Indonesia and Thailand	83	48	86

21	Total	601	695	602

22	Barrels of oil equivalent (*)	351	376	346

	Average Selling Price (including hedging)
	Crude oil — per barrel
23	United States	$25.27	$23.12	$25.49
24	Foreign	25.87	24.31	27.10
	Natural gas liquids — per barrel
25	United States	$26.33	$21.84	$25.78
26	Foreign	29.21	19.44	23.44
	Natural gas — per mcf
27	United States	$5.23	$4.09	$5.20
28	Foreign	3.54	2.58	4.22
	Marketing and Refining —
	Barrels Per Day
29	Refined products sold	404	399	483

30	Refinery runs (net)	244	215	247

(*)	Includes production from properties classified as discontinued operations of 14 thousand barrels of oil equivalent per day in the second quarter of 2003.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL OPERATING DATA
(IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

		First Half
		2004	2003
		(A)	(B)
Line
No.	Operating Data
	Net Production Per Day
	Crude oil — barrels
1	United States	40	47
2	United Kingdom	77	99
3	Norway	27	24
4	Equatorial Guinea	25	25
5	Algeria	22	18
6	Denmark	23	24
7	Gabon	12	10
8	Azerbaijan	2	2
9	Indonesia	1	2
10	Colombia	—	6

11	Total	229	257

	Natural gas liquids — barrels
12	United States	12	10
13	United Kingdom	5	7
14	Norway	1	1
15	Indonesia and Thailand	2	2

16	Total	20	20

	Natural gas — mcf
17	United States	171	291
18	United Kingdom	294	324
19	Norway	28	27
20	Denmark	24	31
21	Indonesia and Thailand	85	52

22	Total	602	725

23	Barrels of oil equivalent (*)	349	398

	Average Selling Price (including hedging)
	Crude oil — per barrel
24	United States	$25.38	$23.79
25	Foreign	26.52	24.82
	Natural gas liquids — per barrel
26	United States	$26.06	$24.60
27	Foreign	26.08	22.81
	Natural gas — per mcf
28	United States	$5.22	$4.27
29	Foreign	3.87	2.81
	Marketing and Refining —
	Barrels Per Day
30	Refined products sold	444	431

31	Refinery runs (net)	246	207

(*)	Includes production from properties classified as discontinued operations of 26 thousand barrels of oil equivalent per day in the first half of 2003.

Contact: Amerada Hess Corporation — J.R. Wilson (212) 536-8940